Exhibit (x)

NOTICE OF WITHDRAWAL

If you previously elected to accept the offer by RF Micro Devices, Inc. (“RFMD”) to exchange some or all of your outstanding stock options to purchase shares of RFMD common stock that: (i) have been granted under the 1997 Key Employees’ Stock Option Plan, the 1999 Stock Incentive Plan, the 2003 Stock Incentive Plan, as amended (the “2003 Plan”), the RF Nitro Communications, Inc. 2001 Stock Incentive Plan, the Resonext Communications, Inc. 1999 Stock Plan and the Sirenza Microdevices, Inc. Amended and Restated 1998 Stock Plan; (ii) have option prices not less than the greater of $5.00 or the 52-week closing stock price high of RFMD’s common stock as of July 10, 2009; and (iii) are outstanding as of 9:00 A.M. Eastern Daylight Time on Friday, August 7, 2009 (such date and time, as it may be extended in RFMD’s discretion, the “Closing Date”) (the “Eligible Options”) for nonqualified options for a lesser number of shares (the “New Options”) subject to the terms and conditions set forth in the Offer to Exchange (the “Offer” or “Offer to Exchange”), and you would like to change your previously delivered election to tender (whether submitted electronically through the Option Exchange Program website at www.rfmdoptionexchange.com or in paper form) and reject this Offer, you must either:

(i) submit a new Election Form through the Option Exchange Program website at www.rfmdoptionexchange.com and follow the instructions provided on the website; or

(ii) deliver a properly completed and duly executed Notice of Withdrawal in paper form to Brenda Hatley, Senior Treasury Analyst, by hand, by interoffice mail, by facsimile ((336) 678-0360), or by regular or overnight mail (RF Micro Devices, Inc., 7628 Thorndike Road, Greensboro, North Carolina 27409-9421, Attention: Brenda Hatley, Senior Treasury Analyst).

Your tendered Eligible Options will not be considered withdrawn until we receive either (i) your new Election Form (submitted electronically through the Option Exchange Program website to withdraw a previously delivered election to tender Eligible Options) or (ii) this properly completed and signed Notice of Withdrawal.

The new Election Form (submitted electronically through the Option Exchange Program website), or this Notice of Withdrawal, must be received by us by 9:00 A.M. Eastern Daylight Time on Friday, August 7, 2009, unless the Offer is extended by RFMD, in its sole discretion. If you miss this deadline but remain an employee of RFMD, any previously tendered Eligible Options will be cancelled and exchanged pursuant to this Offer.

The method of delivery is at your own option and risk. If you choose to complete, sign and deliver the Notice of Withdrawal, you are responsible for making sure that the Notice of Withdrawal is delivered to the person indicated above. You must allow for delivery time based on the method of delivery you choose to ensure that we receive your Notice of Withdrawal on time. Terms used but not otherwise defined in this Notice of Withdrawal shall have the meanings given to them in the Offer to Exchange.

The Notice of Withdrawal must specify the name of the Eligible Employee who tendered the Eligible Options to be withdrawn. Except as described in the following sentence, this Notice of Withdrawal must be executed by the Eligible Employee who tendered the Eligible Options to be withdrawn exactly as such Eligible Employee’s name appears on the Election Form previously submitted by the Eligible Employee. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Notice of Withdrawal.

If you do not receive a confirmation of receipt of your Notice of Withdrawal from us within five business days after the date your Notice of Withdrawal should have been received by us, or if you submit your Notice of Withdrawal less than five business days before the Closing Date, please contact us by fax at (336) 678-0360 or by e-mail to Option Exchange Coordinator, OEC@rfmd.com, to confirm that we have received your Notice of Withdrawal.

To RF Micro Devices, Inc.:

I previously received a copy of the Offer to Exchange and the Election Form. I completed and submitted the Election Form (either electronically through the Option Exchange Program website at www.rfmdoptionexchange.com or in paper form), in which I elected to accept RFMD’s Offer with respect to some or all of my Eligible Options. I now wish to change that election and reject your Offer relating to some or all of my Eligible Options. I understand that by submitting this Notice of Withdrawal, I am withdrawing the Eligible Options, as indicated below, that I previously elected to exchange. I further understand that, by signing this Notice of Withdrawal and timely delivering it to Brenda Hatley, Senior Treasury Analyst, I hereby withdraw my acceptance of the Offer with respect to the Eligible Options, as indicated below, that I previously tendered and reject the Offer with respect to these Eligible Options. Check the applicable box below for the Eligible Options previously tendered which you wish to withdraw:

☐  I wish to withdraw all Eligible Options previously tendered, or

☐  I wish to withdraw the following Eligible Options previously tendered (NOTE: If you check this box, please provide the information below with respect to each of the Eligible Options previously tendered):

				Number of	Number of
Grant	Expiration	Grant		Eligible Vested	Eligible Unvested
Date	Date	Type	Option Price	Options	Options

By rejecting the Offer, I understand that I will not receive any New Options with respect to the Eligible Options I withdraw above and I will retain my Eligible Options previously tendered for exchange with their existing tax classification, exercise price, vesting schedule and other terms and conditions. All of my options, including the Eligible Options, will continue to be governed by the 1997 Key Employees’ Stock Option Plan, the 1999 Stock Incentive Plan, the 2003 Stock Incentive Plan, as amended, the RF Nitro Communications, Inc. 2001 Stock Incentive Plan, the Resonext Communications, Inc. 1999 Stock Plan and the Sirenza Microdevices, Inc. Amended and Restated 1998 Stock Plan, as appropriate.

I agree that RFMD has made no representations or warranties to me regarding my rejection of the Offer to Exchange. The withdrawal of my Eligible Options is at my own discretion. I agree that RFMD will not be liable for any costs, taxes, losses or damages I may incur as a result of my decision to withdraw my Eligible Options in the Offer to Exchange.

I hereby elect to withdraw all of the Eligible Options indicate above that I previously chose to exchange pursuant to the Offer and, therefore, I have completed and signed this Notice of Withdrawal exactly as my name appears on the Election Form that I previously submitted.

Eligible Employee’s Signature	Date

Eligible Employee’s Name (please print or type)

NOTE TO MARRIED ELIGIBLE EMPLOYEES IN CALIFORNIA, ARIZONA, NEVADA, TEXAS AND OTHER U.S. “COMMUNITY PROPERTY” STATES:

If you are married and reside in a state the laws of which provide that a spouse has a community property interest in the Eligible Options, in order to elect to withdraw your Eligible Options your spouse must execute the Spousal Consent below, whereby such spouse agrees to be bound, and agrees that any such community property interest shall similarly be bound, by this Notice of Withdrawal. States with community property laws in addition to California, Arizona, Nevada and Texas include Alaska, Idaho, Louisiana, New Mexico, Washington and Wisconsin.

Your failure to provide your spouse’s signature constitutes your express representation and warranty to RFMD that either you are not married or your spouse has no community or other marital property rights in the Eligible Options or New Options. You should consult your personal outside advisor(s) if you have questions about the Spousal Consent below.

Spousal Consent

The undersigned spouse of the Eligible Employee who has executed this Notice of Withdrawal above has read and hereby approves the submission of this Notice of Withdrawal. The undersigned hereby agrees to be irrevocably bound by this Notice of Withdrawal and further agrees that any community property interest of such spouse shall similarly be bound by this Notice of Withdrawal. The undersigned hereby appoints the Eligible Employee who has executed this Notice of Withdrawal above as his/her attorney-in-fact with respect to any amendment or exercise of any rights under this Notice of Withdrawal.

Spouse’s Signature	Date

Spouse’s Name (please print or type)